Exhibit 99.n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of Resource Credit Income Fund and to the use of our opinion dated April 10, 2015 on the statement of assets and liabilities and the related statement of operations as of February 20, 2015 of the Resource Credit Income Fund.  Such financial statements appear in the Fund’s Statement of Additional Information.

/s/ BBD, LLP
BBD, LLP

Philadelphia, Pennsylvania
April 10, 2015